SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2004

ARGOSY GAMING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-11853		37-1304247
(Commission File Number)		(IRS Employer Identification No.)

219 Piasa Street, Alton, IL		62002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (618) 474-7500

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2004, Argosy Gaming Company (“Argosy”), Penn National Gaming, Inc. (“Penn National”) and Thoroughbred Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Penn National, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by each party’s Board of Directors, Merger Sub will merge (the “Merger”) with and into Argosy with Argosy continuing as the surviving corporation and becoming a wholly owned subsidiary of Penn National. In connection with the Merger, each share of Argosy’s common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $47 in cash, without interest (the “Merger Consideration”) and each outstanding option to purchase Argosy’s common stock will be converted into the right to receive a cash amount equal to the Merger Consideration, less the exercise price for such option and any applicable tax withholding amounts.

The Merger is subject to the approval of Argosy’s stockholders and certain other closing conditions, including the receipt of required antitrust and gaming authorities’ approvals or clearances. The Merger does not require the approval of Penn National’s shareholders and is not conditioned upon receipt of financing by Penn National.

In connection with the Merger, Argosy’s President and Chief Executive Officer, Mr. Richard Glasier, and Argosy’s Senior Vice President for Operations, Sales and Marketing, Ms. Virginia McDowell, entered into separate consulting agreements (the “Consulting Agreements”). The Consulting Agreements provide that Mr. Glasier and Ms. McDowell will provide Penn National with consulting services for a period of 180 days after the effective time of the Merger. Mr. Glasier’s Consulting Agreement provides that he will receive compensation of $10,000 for each 30-day period during the term of his Consulting Agreement and that Penn National will provide Mr. Glasier and his spouse with health benefit coverage until the date that Mr. Glasier becomes eligible for Medicare benefits or, in the event of his death before becoming eligible for Medicare, until such time as his spouse becomes eligible for Medicare. Ms. McDowell’s Consulting Agreement provides that she will receive compensation of $25,000 for each 30-day period during the term of her Consulting Agreement.

There are no material relationships between Penn National or Merger Sub, on the one hand, and Argosy or any of its affiliates, any director or officer of Argosy, or any associate of any such director or officer, on the other hand, other than in respect of the Merger Agreement and the Consulting Agreements.

The foregoing descriptions of the Merger, the Merger Agreement and the Consulting Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement and the Consulting Agreements, copies of which are filed with this Current Report as Exhibits 2.1, 99.2 and 99.3 and are incorporated herein by reference.

Additional Information

In connection with the proposed merger, Argosy will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY ARGOSY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ARGOSY BY DIRECTING A REQUEST TO: Argosy Gaming Company, Attn: Investor Relations Department, 219 Piasa Street, Alton, IL 62002, telephone (618) 474-7500.

Argosy and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Argosy's stockholders in connection with the proposed merger is set forth in Argosy's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 12, 2004 and proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 12, 2004. Additional information will be set forth in the proxy statement when it is filed with the SEC.

Item 8.01. Other Events.

On November 3, 2004 Penn National and Argosy issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 3, 2004, among Argosy Gaming
Company, Penn National Gaming, Inc. and Thoroughbred Acquisition Corp.

99.1	Press release issued by Penn National Gaming, Inc. and Argosy Gaming Company, dated
November 3, 2004.

99.2	Consulting Agreement dated as of November 3, 2004, between Mr. Richard Glasier and
Penn National Gaming, Inc.

99.3	Consulting Agreement dated as of November 3, 2004, between Ms. Virginia McDowell and Penn National Gaming, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOSY GAMING COMPANY

Date:	November 5, 2004	By:	/s/ John J. Jones

			Name:	John J. Jones
			Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2004, among Argosy Gaming
Company, Penn National Gaming, Inc. and Thoroughbred Acquisition Corp.

99.1	Press release issued by Penn National Gaming, Inc. and Argosy Gaming Company, dated
November 3, 2004.

99.2	Consulting Agreement dated as of November 3, 2004, between Mr. Richard Glasier and
Penn National Gaming, Inc.

99.3	Consulting Agreement dated as of November 3, 2004, between Ms. Virginia McDowell and Penn National Gaming, Inc.